Davis & Ellsworth, LLP
                 Certified Public Accountant
                    6350 Black Swan Lane
                  Las Vegas, Nevada  89118



                      January 6, 2000



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Integrated.com, Inc.;
          Form SB-2 Amended Registration Statement

Dear Sir or Madame:

     As a certified public accountant, I hereby consent to the inclusion to the Form SB-2 Amended Registration Statement of my report dated December 15, 1999 in Integrated.com, Inc.'s
Audited Financial Statement for the period ending November
30, 1999, and to all references my firm included in this Amended Registration Statement.

                              Sincerely,



                              By:/s/Davis & Ellsworth, LLP
                              Davis & Ellsworth